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PROSPECTUS SUPPLEMENT TO                        Filed pursuant to Rule 424(b)(3)
PROSPECTUS DATED JULY 22, 1998                            SEC FILE NO. 333-52263

                               OFFER TO EXCHANGE

                    11 1/2% SENIOR NOTES DUE 2005, SERIES B
                              FOR ALL OUTSTANDING
                    11 1/2% SENIOR NOTES DUE 2005, SERIES A
                                       OF
                         MICHAEL PETROLEUM CORPORATION

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          The Date of this Prospectus Supplement is September 1, 1998

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         The following information supplements the Prospectus, dated July 22,
1998, relating to the offer to exchange 11 1/2% senior notes due 2005, Series B for all outstanding 11 1/2% senior notes due 2005, Series A of Michael Petroleum Corporation, a Texas corporation.

         The Prospectus is supplemented with the following information to be added under the following sections:

The first sentence on the cover page of the Prospectus is replaced with the following:

      THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON FRIDAY, SEPTEMBER 4, 1998, UNLESS EXTENDED.

The first sentence in the fifth paragraph on the cover page of the Prospectus is replaced with the following:

      The Company will accept for exchange any and all validly tendered Old Notes on or before 5:00 p.m., New York City time, on Friday, September 4, 1998, unless extended (the "Expiration Date").

The information under the heading "Expiration Date" on page 4 of the Prospectus is replaced with the following:

      The Exchange Offer will expire at 5:00 p.m., New York City time, Friday, September 4, 1998, or at such later date and time to which it is extended.

The first sentence under the heading "The Exchange Offer - Expiration Date; Extensions; Amendments" on page 24 of the Prospectus is replaced with the following:

      The term "Expiration Date" shall mean 5:00 p.m., New York City time, on Friday, September 4, 1998, unless the Company, in its sole discretion, extends the Exchange Offer, in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended.